AQUA 1 BEVERAGE COMPANY INC.

WHEREAS AQUA 1 BEVERAGE COMPANY INC. (the "Company") proposes to acquire from BAKYTZHAN ORALBEKOV (the "Transferor") all of the issued and outstanding shares of Riaks Ltd. and Hydrogen Production Technologies Corporation pursuant to a reverse take-over under the policies of the Canadian Venture Exchange (the "RTO") in consideration of the issuance to the Transferor of 17,950,000 common shares, to be held in escrow pursuant to the policies of the Canadian Venture Exchange (the "Escrow Shares").

NOW THEREFORE, in consideration of the sum of $1.00 and other good and valuable consideration paid to the Transferor by STUART LEW of Suite 230 - 1501 Broadway Avenue, Vancouver, British Columbia, (hereinafter referred to as the Transferee), the Transferor does hereby sell, assign and transfer to the Transferee 3,250,000 of the Escrow Shares, to hold unto the said Transferee, his executors, administrators, and assigns, subject to the conditions on which I held the same immediately before the execution hereof. And I the said Transferee, do hereby take the Escrow Shares subject to the conditions aforesaid. It is understood and agreed that the foregoing transfer will be completed concurrently with completion of the RTO and issuance of the Escrow Shares by the Company to the Transferor and that this transfer shall be subject to such completion and issuance.

As witness our hand this 27 day of June, 2001.

Signed by the Transferor:

BAKYTZHAN ORALBEKOV

Signature of Witness:

ALIYA AKASHEVA

WITNESS

Signed by the Transferee:

STUART LEW

Signature of Witness:

WITNESS

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